Exhibit 10.10


  ALL INDEBTEDNESS EVIDENCED HEREBY AND REFERENCED HEREIN IS SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL INDEBTEDNESS OWNED TO FINOVA CAPITAL CORPORATION AS SET FORTH IN THAT CERTAIN SUBORDINATION AND STANDSTILL AGREEMENT AMONG FINOVA CAPITAL CORPORAT1ON, THE PAYEE OF THIS NOTE AND THE OTHER PARTIES NAMED THEREIN.



                               PROMISSORY NOTE
                                                        Bensenville, Illinois
  $773,479                                                     March 15, 1999


        1. Payment. FOR VALUE RECEIVED, PC Dynamics of Texas, Inc., a Texas corporation ("BUYER"), hereby promises to pay to the order of PC Dynamics Corporation, a Texas corporation ("PC Dynamics"), the principal sum of Seven hundred and seventy three thousand four hundred and seventy-nine Dollars ($773,479) in nine equal monthly principal installments of $85,942, payable on the first day of each month, commencing with July 1, 1999. Nor withstanding the foregoing sentence, (i) in the event that BUYER purchases the Facility (as defined in the Agreement) in accordance with the provisions of the Lease (as defined in the Agreement (as defined below)) on or before June 25, 1999, the unpaid principal amount outstanding shall be payable in equal monthly principal installments of $75,000, payable on the first day of each month, commencing with the first month following the month of the closing of the purchase of the
   Facility, until  all obligations  hereunder have  been paid  in full;  and
   (ii) in the event that BUYER purchases the Facility in accordance with the provisions of the Lease after June 25, 1999 but prior to the September 25, 1999, the unpaid principal amount outstanding shall be payable in equal monthly principal installments of $100,000, payable on the first day of each month, commencing with the first month following the closing of the purchase of the Facility, until all obligations hereunder have been paid in full. BUYER hereby further promises to pay interest (computed on the basis of a 360-day year of twelve 30-day months) at the Prime Rate (as defined below) plus 1% per annum on the principal amount from time to time outstanding from the date hereof, such interest to be payable on each date specified above for principal payments and until this Note and all obligations hereunder have been paid in full. Notwithstanding the foregoing, BUYER promises to pay interest on any overdue principal and (to the extent legally enforceable) on any overdue installment of interest at a rate per annum equal cc the greater of: (i) the Prime Rate from time to time in effect plus 5% and (ii) 15%. Both principal and interest hereunder are payable in lawful money of the United States of America and in next-day funds to PC Dynamics at 216 Evergreen Street, Bensenville, Illinois 60106, Attention: President.

        For purposes of this Note, (i) "Prime Rate" shall mean for each calendar month commencing with March, 1999, the rate of interest established, announced or published by Harris Trust and Savings Bank on the last Business Day preceding the first day of such calendar month, as their prime rate, reference rate or comparable or equivalent rate for loans made in Chicago, Illinois; and (ii) "Business Day" shall mean any day other than a Saturday or Sunday on which banks are generally open for business in Chicago, Illinois.

     2. Other Documents. This Promissory Note (the "Note") is the Note referred to in Section 3.2(b) of that certain Agreement dated as of March 15, 1999 (the "Agreement") between BUYER and PC Dynamics. Unless otherwise defined herein, the capitalized terms used herein which are defined in the Agreement shall have the meanings specified in the Agreement. This Note is guaranteed pursuant to the terms of that certain (i) Guarantee dated as of March 15, 1999 executed by Mr. D. Ronald Allen in favor of PC DYNAMICS and
 (ii) Guarantee dated March 15, 1999 executed by Performance Interconnect Corp. ("PIC") in favor of PC DYNAMICS.

      3. Optional Prepayment. BUYER may repay all or any portion of this Note that is $1,000 or an integral multiple thereof at any time or times, without premium or penalty. BUYER shall give PC Dynamics not less than five (5) Business Days' prior written notice of any intended prepayment. Any prepayment shall first be credited against accrued but unpaid interest hereunder to the date of the prepayment and the balance, if any, shall be credited against the then-outstanding principal amount hereof.

     4. Business and Financial Covenants. With respect to its financial and business affairs, BUYER covenants with PC Dynamics as follows:

      (a) Inspection Rights. PC Dynamics or its authorized representatives may visit, at their expense, any of BUYER's properties, inspect and examine its records and books of accounts, take abstracts or copies thereof, and discuss its affairs, finances and books of accounts with its officers, at reasonable times and in a reasonable manner.

      (b) Maintenance of Properties: Compliance. BUYER shall keep the Assets in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto, and BUYER will at all times comply with the material provisions of all legal requirements and leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder.

      (c) Maintenance of Corporate Existence and Conduct of Business. BUYER shall preserve its corporate existence, rights and franchises; BUYER will carry on and conduct its business in substantially the same manner as it is presently conducted by PC Dynamics, shall not use its properties for any unlawful purpose, shall not permit its properties or any part thereof to be levied upon under execution, attachment or restraint unless any action is contested by BUYER and protected by appropriate bond or other surety and shall not waste or destroy any of its properties or any part thereof.

      (d) Expenses. BUYER agrees to pay PC Dynamics all reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees and court costs) incurred by it in the collection of this Note or in the enforcement of any provision of this Note.

      (e)  Limitations on  Disposition.    BUYER  will  not  sell,  exchange,
 transfer or otherwise dispose of any of the Assets, or attempt or contract to do so, except for sale of inventory in the ordinary course of business.

      (f) Non-competition. BUYER will not permit any of its officers, directors, employees or Affiliates to, directly or indirectly, whether as a principal, partner, shareholder, joint venturer, consultant, agent, proprietor, creditor or otherwise, engage in any commercial activity or pursuit whatsoever which may in any way be in competition or conflict with the products and business which comprise the business of PC Dynamics and BUYER as of the Closing Date.

      (g)  Additional Covenants.  BUYER shall not, without the consent of  PC
 Dynamics:

               (i) merge with or into or consolidate with any other entity, or sell, lease or otherwise dispose of substantially all of its assets;

               (ii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction; or

               (iii) become subject to any agreement or instrument, which by its terms would (under any circumstances) restrict BUYER' rights to perform any of its obligations to PC Dynamics pursuant to the terms of this Note.


     5. Events of Default. (a) The occurrence of any one or more of the following events ("Events of Default") shall in respect of this Note, at the option of PC Dynamics, and without regard to any standstill agreement or other prohibition relating to any of the following events, constitute a default under this Note:


     (i) Default in the payment of interest on or principal on this Note when the same shall become due and payable by lapse of time, declaration or otherwise;

     (ii) Default in the observance or performance of any of the other covenants or provisions of any of the Transaction Documents or default in the observance or performance of any other provisions of this Note not involving the payment of money which is not remedied within ten (10) days after notice thereof to BUYER is given by PC Dynamics;

     (iii) If BUYER becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature or makes an assignment for the benefit of creditors, or if BUYER applies for or consents to the appointment of a trustee or receiver for itself or for a major part of its properties or assets, or shall voluntarily file a petition seeking reorganization or other protection under the Federal bankruptcy laws;

        (iv) If a trustee or receiver is appointed for BUYER or for the major part of any of its properties or assets and the order of such appointment is not discharged, vacated or stayed within thirty (30) days after such appointment;

        (v) If BUYER shall be adjudicated a bankrupt or a decree or order approving as properly filed a petition or answer asking reorganization of BUYER under the Federal bankruptcy laws, as now in effect or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgment or order shall not have been vacated or set aside within thirty (30) days from the date of the entry or granting thereof;

        (vi) the existing shareholders of PIC shall fail to own at least 51% of the voting and ownership interests in PIC or BUYER shall fail to be a wholly-owned subsidiary of PIC; or

        (vii) If the obligation of any guarantor of this Note is limited or terminated by operation of law or by the guarantor, or any such guarantor becomes the subject of an insolvency proceeding under Federal bankruptcy laws or under any other bankruptcy or insolvency law.

      (b)  Rights and Remedies Upon Default.

        (i) When any Event of Default described above in this Section 5 has occurred, BUYER agrees to give notice within two (2) days of such default to PC Dynamics, such notice to be in writing and sent by registered or certified mail or by telecopier.

         (ii) When any Event of Default described above in Section 5 has happened and is continuing uncured, (A) PC Dynamics may, by notice in writing to BUYER, declare the principal of and accrued interest on this Note to be immediately due and payable; and thereupon all principal and interest shall become immediately due and payable, without further presentment, protest, demand or notice or other legal process of any kind; and (B) PC Dynamics may take any action or proceeding at law or in equity which it deems advisable to collect and enforce payment of all amounts then due upon this Note whether by reason of maturity or of such amounts or acceleration.

      6. Assignment: Amendment: Waiver. This Note may not be assigned (by operation of law or otherwise) by BUYER. This Note may only be amended in writing duly executed by the parties hereto. No failure or delay on the part of the holder of this Note or to exercise any power or right under this Note shall operate as a waiver of such power or right or preclude other or further exercise thereof or the exercise of any other power or right. No waiver of any condition or performance will operate as a waiver of any subsequent condition or obligation. BUYER hereby waives diligence, presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with delivery, acceptance, performance, default or enforcement of this Note.

      7. Notices. All notices or demands by any party relating to this Note shall in writing in accordance with Section 9.8 of the Agreement.

      8. Severability. If there is any provision of this Note or the application thereof to any party or circumstances which shall be prohibited by, or invalid under, such applicable law, such provision shall be ineffective to the minimal extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of the Note, or the applications of such provisions to other parties or circumstances.

      9. Governing Law: Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Illinois. Any legal action or proceeding with respect to this Note shall be brought exclusively in the courts of the State of Illinois or of the United States of America within Cook County, Illinois, and by execution and delivery of this Note, BUYER hereto hereby covenants, for itself and in respect of its property, to the jurisdiction of the aforesaid courts. BUYER hereby irrevocably waives any objection, including without limitation, any objections to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Note or any document related hereto.

                          PC DYNAMICS OF TEXAS, INC.

                                   /s/
                          By: __________________________________________
                          Title: _________________________________________

                          Address:

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